UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2018

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

(Exact Name of registrant as specified in its charter)

Israel	001-16174	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Basel Street

P.O. Box 3190

Petach Tikva 4951033, Israel

(Address of Principal Executive Offices, including Zip Code)

+972-3-914-8171

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modification to Rights of Security Holders.

On December 4, 2018, Teva Pharmaceutical Industries Limited (the “Company”) entered into a Second Amended and Restated Deposit Agreement with Citibank, N.A. (the “Depositary”), as depositary (the “Restated Deposit Agreement”), and updated the form of American Depositary Receipt (the “ADR”) evidencing the American Depositary Shares (“ADSs”) issued under the terms of the Restated Deposit Agreement. The Restated Deposit Agreement restates the Company’s Amended and Restated Deposit Agreement with JPMorgan Chase Bank, N.A., as depositary, dated as of November 5, 2012, in its entirety. The Company entered into the Restated Deposit Agreement to appoint Citibank, N.A. as the depositary in connection with the Company’s ADR program and to otherwise enter into customary market terms regarding depositary arrangements. Holders of the ADSs are not required to take any action at this time.

The foregoing descriptions of the Restated Deposit Agreement and the ADR do not purport to be complete and are qualified in their entirety by reference to the Restated Deposit Agreement and ADR, which are filed as Exhibits 4.1 and 4.2 hereof, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Second Amended and Restated Deposit Agreement, by and among Teva Pharmaceutical Industries Limited and Citibank, N.A., as Depositary, and the holders and beneficial owners of American Depositary Shares.

4.2	Form of American Depositary Receipt (included in Exhibit 4.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

TEVA PHARMACEUTICAL INDUSTRIES LTD.

By	/s/ Michael McClellan
Name:	Michael McClellan
Title:	Executive Vice President, Chief Financial Officer

Dated: December 4, 2018

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